BUXTON & CLOUD
                          Certified Public Accountants
                               6440 Avondale Drive
                             Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net












                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 4, 2002 (except for Note 1 which is dated March 27, 2002), with respect to the financial statements of Engineering and Materials Technology Corporation, an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.

                                 /s/ Buxton & Cloud.

                                 Buxton & Cloud

Oklahoma City, Oklahoma
May 1, 2002